                                                                     Exhibit 4.5

                               [IXATA LETTERHEAD]



June 30, 1999

Ms. Maureen Dime
San Diego, California 92111

Dear Ms. Dime,

Congratulations! As a result of your discussions with the management of IXATA.COM, I am pleased to offer you a position as Sales Manager based upon the following:

Salary: $50,000 per annum

PROBATIONARY PERIOD: 90 Days

STOCK: 5,000 shares will be vested to you upon the successful completion of one year of service. In the event that you fail to complete one year of service, the total value of your shares will be reduced by the prorated value of the difference between your employment time and your departure date. No shares will be earned until you have completed your probationary period.

COMMISSIONS & BONUS: No commissions are payable. However, you may be eligible for bonuses based upon your performance. Details will be discussed during your first 90 days.

SALES QUOTA: Will be established during your first 30 days of employment

BENEFITS: You will be eligible for the same medical, dental, and 401K plans available to all IXATA.COM employees after successful completion of your probationary period.

START DATE: To be mutually agreed upon but no later than July 16, 1999.

CONTINGENCIES: This offer shall remain valid and effective until Friday, July 2, 1999 and shall be contingent upon a successful reference check and validation of your current salary

We look forward to your acceptance of this offer and your employment with our company. If you have any questions, please do not hesitate to contact the undersigned at 949-632-3260 or via e-mail at rsteiner@rfpexpress.com

Please indicate your acceptance of this offer below and submit a signed copy to our offices no later than the expiration date of this offer.

Best Regards,


/s/ Robert A. Steiner
----------------------------
Robert A. Steiner
Executive Vice-President

RAS/bs

Accepted



/s/ Maureen Dime                   7-1-1999
---------------------------------------------------------------
Signature                           Date

                                       2